Exhibit 8.2

OPINION OF COUNSEL

Goldfarb Seligman & Co.

Electra Tower

98 Yigal Alon Street

Tel Aviv 6789141, Israel

June 8, 2015

Cellcom Israel Ltd.

10 Hagavish Street

Netanya 42140, Israel

Ladies and Gentlemen:

We refer to the Registration Statement on Form F-3, as it may be amended from time to time (the “Registration Statement”), to be filed on or about the date hereof with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), on behalf of Cellcom Israel Ltd., an Israeli company (the “Company”). We have acted as Israeli counsel to the Company in connection with the filing of the Registration Statement, which includes a prospectus to be furnished to shareholders of the Company in connection with the offering by the Company to its shareholders of subscription rights (the “Subscription Rights”) entitling the holders thereof to purchase ordinary shares, par value NIS 0.01 per share, of the Company (the “Rights Shares”, and together with the Subscription Rights, the “Securities”)). The Subscription Rights will be evidenced by subscription rights certificates (collectively, the “Subscription Rights Certificates”). The Registration Statement relates to the Subscription Rights and to the Rights Shares that may be issued and sold by the Company upon exercise of the Subscription Rights.

We are members of the Israeli bar and we express no opinion as to any matter relating to the laws of any jurisdiction other than the laws of Israel and have not, for the purpose of giving this opinion, made any investigation of the laws of any jurisdiction other than Israel. In connection with this opinion, we have examined such corporate records, certificates and other documents, and such questions of Israeli law as we have considered necessary or appropriate for the purposes of this opinion.

Based on the foregoing, in reliance thereon and subject to the qualifications, limitations and exceptions stated herein, we advise you that in our opinion, the discussion included in the Company's Registration Statement under the caption “Certain Israeli Tax Considerations”, describes the material Israeli income tax consequences to the investors described therein of the receipt, exercise and disposition of the Subscription Rights and the owning and disposing of the Rights Shares, subject to the limitations and qualifications set forth therein.

This opinion addresses only matters set forth herein. This opinion does not address any other Israeli tax consequences or any state, local or foreign tax consequences that may result from the receipt and exercise of the Subscription Rights and the owning and disposing of the Rights Shares. Our opinion is not binding on the Israel Tax Authority, and a court or the Israel Tax Authority may disagree with our opinion. This opinion is based upon current provisions of the Israeli Income Tax Ordinance [New Version], 1961, as amended, and the rules and regulations promulgated thereunder, and existing administrative and judicial interpretations thereof, all of which are subject to change, potentially with retroactive effect, which could adversely affect this opinion. We do not undertake to advise you as to any changes after the date hereof in applicable law or administrative or judicial rulings or any other matter that may come to our attention after the date hereof that may affect this opinion and we assume no obligation to revise or supplement this opinion should such law be changed by legislative action, judicial decision or otherwise. We understand that prior to issuing any Securities you will afford us an opportunity to review the operative documents pursuant to which such Securities are to be issued (including any applicable prospectus supplement) and will file such supplement or amendment to this opinion (if any) as we may reasonably consider necessary or appropriate by reason of the terms of such Securities.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the prospectus that is included in the Registration Statement.  This consent is not to be construed as an admission that we are a person whose consent is required to be filed with the Registration Statement under the provisions of the Act.

Very truly yours,

/s/ Goldfarb Seligman & Co.

Goldfarb Seligman & Co.